Exhibit 99.1

Contacts:	Jon Gacek	Stacie Timmermans
	Chief Financial Officer	Investor Relations
	ADIC	ADIC
	(425) 881-8004	(425) 881-8004

ADIC AGREES TO ACQUIRE ROCKSOFT

—PATENTED DATA DE-DUPLICATION TECHNOLOGY IMPROVES DISK STORAGE ECONOMICS;

SPEEDS DATA TRANSPORT—

March 14, 2006 – Redmond, Washington – Advanced Digital Information Corporation (NASDAQ: ADIC), the leader in Intelligent Storage™ solutions for the open systems market, today announced a definitive agreement to acquire Rocksoft Limited, of Adelaide, Australia. Rocksoft’s patented data de-duplication software finds and eliminates redundant data, changing the fundamental economics of disk-based data protection and data transmission by dramatically improving the utilization of disk resources and data transport networks. The strategic acquisition is expected to allow ADIC to help customers manage, move, retain, and protect their data more effectively on different kinds of storage resources.

Data de-duplication is an emerging technology that promises to play a major role in a broad range of applications for protecting and retaining data, including backup and recovery, long term archiving, continuous data protection, and secure retention for compliance. It also offers significant advantages for applications that benefit from efficient data transmission, including remote replication and wide-area network optimization. Rocksoft delivers its patented technology using its Blocklets™ software de-duplication engine designed to be easily integrated into storage and data transmission products. ADIC plans to integrate the de-duplication software into its branded products and to offer it to licensees.

“ADIC is the leading independent supplier of backup, recovery and archive solutions—a field dominated today by tape technology—because we design high levels of intelligence into our solutions, deliver them through flexible channels, and offer superior support,” said Peter van Oppen, ADIC Chair and CEO. “The addition of Rocksoft’s expertise and their de-duplication software will allow us to introduce new solutions based on powerful increases in resource efficiency. It will help us maintain leadership in our current markets as we make disk-based storage and effective data transmission play even more important roles in backup and archiving, at the same time giving us the opportunity to expand into new markets. For applications that lie outside ADIC’s traditional storage markets, we plan to leverage partners and licensees to help the technology reach its full potential.”

Rocksoft’s data de-duplication technology represents the most important technical advance over conventional compression techniques in 20 years. Conventional compression can eliminate modest amounts of redundant data from file-sized blocks, offering typical gains of 2:1. Rocksoft’s technology applies flexible, large-scale de-duplication techniques both within files and across large data sets, finding duplicated elements among many different files and storing them only a single time. The results can be compression gains of 20:1 or more. Besides reducing the storage needed for a given data set, the technology also enables very efficient transport of data over networks because it eliminates the need to send repeated elements. For applications that require higher levels of security and compliance, the software engine also offers additional data services, including data integrity checking and encryption.

“Blocklets technology provides clear benefits for many data protection and retention applications,” explained Rocksoft CEO Jim Johnson. “When combined with ADIC’s disk backup and archive solutions, it will make it easier and more cost effective for customers to retain backup data on disk and to consolidate their backup and archiving operations between sites. It will enable the creation of highly optimized disk-based storage for the archiving applications that ADIC’s data management software supports today, and the development of new solutions for long term retention, compliance, and remote transmission, including ILM applications.”

Rocksoft, Ltd (www.rocksoft.com) was founded in 2000 in Adelaide, Australia. It has North American offices in Dallas, Texas and San Jose, California. Rocksoft’s founder and president, Dr. Ross Williams, has been a central figure in the development of fundamental technology for compressing, de-duplicating, and preserving the integrity of stored data. He holds a PhD in Computer Science from the University of Adelaide.

Under the terms of the agreement, ADIC will pay approximately $63 million in cash upon the closing of the transaction. The acquisition is subject to a number of closing conditions, including approval by Rocksoft’s shareholders and an Australian court, and is expected to close in the third quarter of ADIC’s fiscal year 2006. Pending close, ADIC and Rocksoft expect to begin working together on prospective products. ADIC has agreed to provide a $5 million loan to Rocksoft which may be repaid or converted into Rocksoft shares, and it has obtained the option to acquire a source code and patent license if the transaction does not close under certain conditions. In addition, ADIC has secured an option from significant shareholders of Rocksoft to directly acquire up to 19.9% of outstanding shares at the same price per share offered to all shareholders in the scheme of arrangement. Exercise of this option by ADIC would not require Rocksoft shareholder or court approval. A copy of the Implementation Agreement between ADIC and Rocksoft and related transaction documents are being filed by ADIC with the Securities and Exchange Commission on Form 8-K.

About ADIC

Advanced Digital Information Corporation (NASDAQ: ADIC) is a leading provider of Intelligent Storage™ solutions to the open systems marketplace. ADIC is the world’s largest supplier of automated tape systems using the drive technologies most often employed for backing up open system, client-server networks.* The Company’s data management software, storage networking appliances, and disk-based backup and restore solutions provide IT managers innovative tools for storing, managing, and protecting their most valuable digital assets in a variety of disk and tape environments. ADIC storage products are available through a worldwide sales force and a global network of resellers, OEMs and partnerships, including Apple, Dell, EMC, Fujitsu-Siemens, HP, IBM, and Sun. Further information about ADIC is available at www.adic.com.

*Market Share:Gartner Dataquest, Tape Automation Systems Market Shares, 2004, F. Yale, August 2005. ADIC, Pathlight, and Scalar are registered trademarks and Intelligent Storage, iPlatform, iLayer, and iMover are trademarks of Advanced Digital Information Corporation. All other trade or service marks mentioned in this document should be considered the property of their respective owners.

This press release contains forward-looking statements relating to the Company’s future products and services and operations that are subject to risks and uncertainties. These are forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. The words “expect”, “intend”, “anticipate”, “plan” and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict and that may be beyond the Company’s ability to control. Factors that could cause or contribute to such differences include, but are not limited to, the effect of the acquisition of Rocksoft, the ability to successfully integrate Rocksoft and the Company’s businesses and products, the ability to bring new and repeat customers to the combined businesses, general economic trends, purchase deferrals by customers, acceptance of new products, success of new sales channels, technical competition or obsolescence, supply constraints, changes in market pricing, production problems and the Company’s ability to complete announced restructurings on schedule. The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review the most recent reports filed with the Securities and Exchange Commission by the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.